As filed with the Securities and Exchange Commission on September 7, 1999
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                             THE COBALT GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

     WASHINGTON                                        91-1674947
    (State or other jurisdiction                      (IRS Employer
     of incorporation or organization)                 Identification No.)

     2030 First Avenue, Suite 300
     Seattle, Washington                               98121
    (Address of Principal                             (Zip Code)
     Executive Offices)

                                 --------------

            The Cobalt Group, Inc. 1995 Stock Option Plan, as amended The Cobalt Group, Inc. 1999 Employee Stock Purchase Plan
                              (Full title of plans)

                                David M. Douglass
            Vice President of Operations and Chief Financial Officer
                             The Cobalt Group, Inc.
                          2030 First Avenue, Suite 300
                                Seattle, WA 98121
                              Tel.: (206) 269-6363
                               Fax: (206) 269-6350
      (Name, address, telephone and facsimile numbers of agent for service)

                                    Copy to:

                              Ronald J. Lone, Esq.
                                 Stoel Rives LLP
                              3600 One Union Square
                            Seattle, Washington 98101

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
                                                Proposed    Proposed        Amount
                                                Maximum     Maximum         of
                           Amount               Offering    Aggregate       Regis-
Title of Securities        to Be                Price Per   Offering        tration
to Be Registered           Registered           Share       Price           Fee
-------------------        -------------------  ---------   -------------   -------
Common Stock               3,641,000 Shares(1)  $11.00(1)   $9,844,419(1)   $2,737
$.01 par value

Common Stock                 300,000 Shares(2)  $ 9.72(2)   $2,916,000(2)   $  811
$.01 par value

-----------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on (i) the actual exercise price for 3,164,524 shares which have been issued at various exercise prices from $.10 per share to $11.00 per share and (ii) $9.72, which was the average of the bid and asked prices of the common stock on August 31, 1999, for 476,476 shares which have not been issued.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $9.72, which was the average of the bid and asked prices of the common stock on August 31, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

          The following documents filed by The Cobalt Group, Inc. ("Cobalt") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) Cobalt's prospectus dated August 5, 1999 (Registration No. 333-79483) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

          (b) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, as filed on August 16, 1999 and amended on August 26, 1999;

          (c) The description of Cobalt's common stock contained in the registration statement on Form 8-A (Registration No. 000-26623), as filed on July 8, 1999, under Section 12 of the Securities Exchange Act of 1934, as amended.

          All reports and other documents subsequently filed by Cobalt pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        --------------------------

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

          Not Applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

          Cobalt's articles of incorporation limit the liability of our directors to the maximum extent permitted by Washington law. Washington law provides that the articles of incorporation may contain provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders provided that such provisions do not eliminate or limit the liability of a director for:

     o acts or omissions involving intentional misconduct or a knowing violation of law;

     o    unlawful payments or distributions; or

     o any transaction from which the director will personally receive an improper benefit in money, property, or services.

          Cobalt's articles of incorporation contain such provisions. Cobalt's bylaws also provide that Cobalt shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. Cobalt's bylaws also permit Cobalt to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

          Cobalt maintains directors' and officers' insurance providing indemnification of directors, officers, affiliates and employees for certain liabilities. Cobalt also intends to enter into agreements to indemnify directors and executive officers, in addition to the indemnification provided for in Cobalt's articles of incorporation and bylaws. These agreements, among other things, will indemnify directors and executive officers for attorneys' fees and other expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Cobalt, arising out of such person's services as a director or executive officer of Cobalt, any subsidiary of Cobalt or any other company or enterprise to which the person provides services at the request of Cobalt. Cobalt believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Cobalt pursuant to the foregoing provisions, Cobalt has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

          Not Applicable.

Item 8. Exhibits.
        ---------

          4.1   Amended and Restated Articles of Incorporation (1)

          4.2   Bylaws of The Cobalt Group, Inc. (1)

          5.1   Opinion of Stoel Rives LLP

          10.1  1995 Stock Option Plan, as amended (1)

          10.2  1999 Employee Stock Purchase Plan (1)

          23.1  Consent of PricewaterhouseCoopers LLP

          23.2  Consent of PricewaterhouseCoopers LLP

          23.3  Consent of Stoel Rives LLP (included in Exhibit 5.1)

          24.1 Powers of Attorney (included in the signature pages of this registration statement)

--------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-79483).


Item 9. Undertakings.
        -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Cobalt certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 7, 1999.


                                       THE COBALT GROUP, INC.



                                       By DAVID M. DOUGLASS
                                       -----------------------------------------
                                       David M. Douglass
                                       Vice President of Operations and Chief
                                       Financial Officer

          KNOW ALL BY THESE PRESENTS, that the undersigned does hereby constitute and appoint GEOFFREY T. BARKER and DAVID M. DOUGLASS and either of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of The Cobalt Group, Inc. or as an officer or director of said Company, or otherwise) any and all instruments that said attorney and agent may deem necessary or advisable to enable The Cobalt Group, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of 3,641,000 shares of common stock of The Cobalt Group, Inc. issuable pursuant to the 1995 Stock Option Plan, as amended, and 300,000 shares of common stock of The Cobalt Group, Inc. issuable pursuant to the 1999 Employee Stock Purchase Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of The Cobalt Group, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such common stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of September, 1999.

          Signature                                    Title
          ---------                                    -----


    /s/   GEOFFREY T. BARKER           Co-Chief Executive Officer and
----------------------------------     Director (principal executive officer)
          Geoffrey T. Barker


    /s/   JOHN W. P. HOLT              Co-Chief Executive Officer and
----------------------------------     Director (principal executive officer)
          John W. P. Holt


    /s/   DAVID M. DOUGLASS            Chief Financial Officer, Vice President,
----------------------------------     Operations and Secretary
          David M. Douglass


    /s/   HOWARD A. TULLMAN            Chairman of the Board of Directors
----------------------------------
          Howard A. Tullman


    /s/   MARK  T. KOULOGEORGE         Director
----------------------------------
          Mark T. Koulogeorge

    /s/   JOSEPH P. LANDY              Director
----------------------------------
          Joseph P. Landy


    /s/   ERNEST H. POMERANTZ          Director
----------------------------------
          Ernest H. Pomerantz


    /s/   J.D. POWER, III              Director
----------------------------------
          J.D. Power, III

                                  EXHIBIT INDEX

Exhibit
Number             Document Description
-------            --------------------

4.1                Amended and Restated Articles of Incorporation (1)

4.2                Bylaws of The Cobalt Group, Inc. (1)

5.1                Opinion of Stoel Rives LLP

10.1               1995 Stock Option Plan, as amended (1)

10.2               1999 Employee Stock Purchase Plan (1)

23.1               Consent of PricewaterhouseCoopers LLP

23.2               Consent of PricewaterhouseCoopers LLP

23.3               Consent of Stoel Rives LLP (included in Exhibit 5.1)

24.1 Powers of Attorney (included in the signature pages of this registration statement)

--------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-79483).